Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

To the Issuer and the Guarantor (as defined below)	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 21 March 2022 Our ref. M38667932/2/20704470/AG	N.K.Biegman E niek.biegman@debrauw.com T +44 20 7562 4361 F +44 20 7562 4360

Dear Sir/Madam,

NXP Semiconductors N.V. and NXP B.V. (the “Companies”)

Invitation to exchange (i) up to USD 500,000,000 2.700% Senior Notes due 2025; (ii) up to USD 750,000,000 3.875% Senior Notes due 2026; (iii) up to USD 500,000,000 3.150% Senior Notes due 2027; (iv) up to USD 1,000,000,000 4.300% Senior Notes due 2029; (v) up to USD 1,000,000,000 3.400% Senior Notes due 2030; (vi) up to USD 1,000,000,000 2.500% Senior Notes due 2031; (vii) up to USD 1,000,000,000 2.650% Senior Notes due 2032; (viii) up to USD 1,000,000,000 3.250% Senior Notes due 2041; (ix) up to USD 500,000,000 3.125% Senior Notes due 2042; and (x) up to USD 500,000,000 3.250% Senior Notes due 2051 (the “Exchange Offers”)

1	INTRODUCTION

De Brauw Blackstone Westbroek N.V. (“De Brauw”, “we”, “us” and “our”, as applicable) acts as Dutch legal adviser to the Companies in connection with the Exchange Offers.

Certain terms used in this opinion are defined in the Annex 1 (Definitions).

2	DUTCH LAW

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

and accordingly, we do not express any opinion on other matters such as (i) matters of fact, (ii) the commercial and non-legal aspects of the Exchange Offers, and (iii) the correctness of any representation or warranty included in the Registration Statement, the Agreements and each Indenture.

3	SCOPE OF INQUIRY

We have examined the following documents:

(a)	A copy of:

(i)	the Agreements;

(ii)	the Registration Statement, including the Prospectus;

(iii)	each Indenture, including each Guarantee; and

(iv)	the forms of the New Notes as included in each Indenture.

(b)	A copy of:

(i)	each Company’s deed of incorporation and (or including) its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	each Board Regulation; and

(iii)	each Trade Register Extract.

(c)	A copy of:

(i)	each Corporate Resolution;

(ii)	each Board Certificate; and

(iii)	each Power of Attorney.

We have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. Our examination has been limited to the text of the documents and we have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	ASSUMPTIONS

We have made the following assumptions:

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(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature, including each Electronic Signature, is the genuine signature of the individual concerned; and

(iii)

in relation to any Electronic Signature (other than any qualified electronic signature (elektronische gekwalificeerde handtekening)), the signing method used for that Electronic Signature is sufficiently reliable, taking into account the purpose for which that Electronic Signature was used and all other circumstances.

(iv)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(v)	All New Notes will have been issued in accordance with the relevant Indenture and Registration Rights Agreement.

(b)

(i)	The Board Regulations (except for the Old Regulations) remain in force without modification.

(ii)	No advice from any works council is required in respect of any Company’s entry into the Agreements and the Indentures under the Works Councils Act (Wet op de ondernemingsraden) or otherwise.

(c)

(i)	Each party other than each Company has validly entered into each Agreement and each Indenture.

(ii)	When required, the New Notes will have been validly authenticated in accordance with the relevant Indenture.

(iii)

Each Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement or any Indenture on behalf of the Company under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

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(iv)

All New Notes will have been signed on behalf of the Issuer, manually or, with the approval of the managing directors concerned, in facsimile, by the number of managing directors required by its articles of association or by a person named as authorised representative in a Power of Attorney.

(d)

At the time when it acquired or acquires (or attempts to do so) any Notes or when it disposes of the New Notes in the context of the Exchange Offers, no Company did or does possess inside information (voorwetenschap) in respect of any Company or the trade in the Notes.

(e)	The Issuer is a wholly owned subsidiary of the Guarantor.

(f)	The Issuer does not qualify as a bank (bank) within the meaning of the Wft.

5	OPINION

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to us, we are of the following opinion:

(a)

Each Company has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) or, in case of the Guarantor, a public limited liability company (naamloze vennootschap).

(b)

(i)	Each Company has the corporate power to enter into and perform each Agreement, each Indenture and, in the case of the Issuer, to make the Exchange Offers and to issue and perform the New Notes.

(ii)

Each Company has taken all necessary corporate action to authorise its entry into and performance of each Agreement, each Indenture and, in the case of the Issuer, its making of the Exchange Offers and its issue and performance of the New Notes.

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(iii)	Each Company has validly signed each Agreement, each Indenture, the Registration Statement and, in case of the Issuer, the New Notes.

(c)

Each Company’s entry into and performance of each Agreement, each Indenture and, in the case of the Issuer, its making of the Exchange Offers and its issue and performance of the New Notes, do not violate Dutch law or its articles of association.

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)

This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) any other collective judicial or administrative proceeding in any jurisdiction pursuant to a law relating to insolvency, (d) other rules regulating conflicts between rights of creditors, or (e) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)

Performance of each Agreement, each Indenture and, in the case of the Issuer, the Exchange Offers and the issue and performance of the New Notes in violation of the Sanction Act 1977 (Sanctiewet 1977) will, and otherwise in violation of international sanctions may, violate Dutch law.

(c)

To the extent that Dutch law applies, title to a Note or New Note may not pass if (i) the Note or New Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Note or New Note, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

(d)

(i)

To the extent that the terms and conditions of the Notes or New Notes are general conditions within the meaning of article 6:231 BW, a holder of a Note or New Note may nullify (vernietigen) a provision therein if (i) the Issuer has not offered the holder a reasonable opportunity to examine the terms and conditions, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note or New Note is a natural person not acting in the conduct of a profession or trade.

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(ii)	To the extent that the terms of the Guarantee are general conditions within the meaning of article 6:231 BW, paragraph 6(d)(i) applies accordingly in relation to each beneficiary of the Guarantee.

(e)

(i)

An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(f)	We do not express any opinion on:

(i)	the validity, binding effect or enforceability of any Agreement, any Indenture, the Exchange Offers or the New Notes;

(ii)	the Registration Statement, including the Prospectus; and

(iii)

(i) tax matters, (ii) anti-trust, state-aid or competition laws, (iii) financial assistance, (iv) sanctions laws, (v) in rem matters, (vi) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognize as being applicable to the Exchange Offers or the transaction pursuant to the Agreements and the Indentures to which this opinion relates.

7	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon by Skadden, Arps, Slate, Meagher & Flom LLP for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

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(b)	By accepting this opinion, each person accepting this opinion agrees that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)

De Brauw’s liability in connection with this opinion is limited to the amount that is paid out in the specific case under De Brauw’s professional liability insurance, increased by the applicable deductible (eigen risico);

(iii)

the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to it;

(iv)	this opinion may be signed with an electronic signature. This has the same effect as if signed with a handwritten signature; and

(v)	the agreements in this paragraph 7 apply in addition to, and do not set aside, De Brauw’s terms and conditions of business.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “5.01 Opinion of De Brauw Blackstone Westbroek N.V.” in the Registration Statement.

(d)

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

(Signature page follows)

Yours faithfully, De Brauw Blackstone Westbroek N.V.
N.K. Biegman

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Annex 1 – Definitions

Part 1 – General

In this opinion:

“Agreements” is defined in part 3 (Exchange Offers Documents) of this Annex.

“Board Certificate” is defined in various definitions in part 2 (Companies) of this Annex.

“Board Regulations” is defined in part 2 (Companies) of this Annex.

“Companies” is defined in part 2 (Companies) of this Annex.

“Corporate Resolution” is defined in various definitions in part 2 (Companies) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek N.V., and “we”, “us” and “our” are to be construed accordingly.

“Dutch law” means the law directly applicable in the Netherlands.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market, and Article 3:15a of the Dutch Civil Code.

“Exchange Offers” means the invitation by the Issuer to the holders of the Notes to exchange their Notes for New Notes.

“Foreign Issuer” means each of NXP Funding LLC and NXP USA, Inc.

“Guarantee” is defined in part 3 (Exchange Offers Documents) of this Annex.

“Guarantor” is defined in part 2 (Companies) of this Annex.

“Indenture” is defined in part 3 (Exchange Offers Documents) of this Annex.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” is defined in part 2 (Companies) of this Annex.

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“New Notes” means the (i) up to USD 500,000,000 2.700% Senior Notes due 2025; (ii) up to USD 750,000,000 3.875% Senior Notes due 2026; (iii) up to USD 500,000,000 3.150% Senior Notes due 2027; (iv) up to USD 1,000,000,000 4.300% Senior Notes due 2029; (v) up to USD 1,000,000,000 3.400% Senior Notes due 2030; (vi) up to USD 1,000,000,000 2.500% Senior Notes due 2031; (vii) up to USD 1,000,000,000 2.650% Senior Notes due 2032; (viii) up to USD 1,000,000,000 3.250% Senior Notes due 2041; (ix) up to USD 500,000,000 3.125% Senior Notes due 2042; and (x) up to USD 500,000,000 3.250% Senior Notes due 2051 to be issued by the Issuer, the Foreign Issuer and guaranteed by the Guarantor pursuant to the Exchange Offers.

“Notes” means the outstanding (i) up to USD 500,000,000 2.700% Senior Notes due 2025; (ii) up to USD 750,000,000 3.875% Senior Notes due 2026; (iii) up to USD 500,000,000 3.150% Senior Notes due 2027; (iv) up to USD 1,000,000,000 4.300% Senior Notes due 2029; (v) up to USD 1,000,000,000 3.400% Senior Notes due 2030; (vi) up to USD 1,000,000,000 2.500% Senior Notes due 2031; (vii) up to USD 1,000,000,000 2.650% Senior Notes due 2032; (viii) up to USD 1,000,000,000 3.250% Senior Notes due 2041; (ix) up to USD 500,000,000 3.125% Senior Notes due 2042; and (x) up to USD 500,000,000 3.250% Senior Notes due 2051 issued by the Issuer, the Foreign Issuer and guaranteed by the Guarantor.

“Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

“Prospectus” is defined in part 3 (Exchange Offers Documents) of this Annex.

“Registration” means the registration by the Issuer of the Exchange Offers with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form S-4 dated 21 March 2022 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” is defined in various definitions in part 2 (Companies) of this Annex.

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Part 2 – Companies

In this opinion:

“Companies” means the Issuer and the Guarantor.

“Guarantor” means NXP Semiconductors N.V., with seat in Eindhoven, the Netherlands, Trade Register number 34253298, and in relation to this Company:

(a)	“Board Regulations” means:

(i)	the rules governing the board of the Guarantor dated October 2010;

(ii)	the rules governing the board of the Guarantor dated November 2019 (together with the rules mentioned under (i), the “Old Regulations”); and

(iii)	the rules governing the board of the Guarantor dated December 2020.

(b)	“Corporate Resolution” means each of:

(i)

a written resolution of its board (bestuur) including a power of attorney granted by it to Peter Kelly, Jennifer Wuamett, Jean Schreurs and Luc de Dobbeleer, dated 10 June 2019, including each email confirmation sent by the executive director and each non-executive director of the Guarantor in relation to the Corporate Resolution and a written confirmation from Jean Schreurs 14 June 2019 in relation to the Notes due 2026 and 2029;

(ii)

a written resolution of its board (bestuur) including a power of attorney granted by it to Peter Kelly, Jennifer Wuamett, Jean Schreurs and Luc de Dobbeleer, dated 28 April 2020 including each email confirmation sent by the executive director and each non-executive director of the Guarantor in relation to the Corporate Resolution in relation to the Notes due 2025, 2027, and 2030;

(iii)

a written resolution of its board (bestuur) including a power of attorney granted by it to Peter Kelly, Jennifer Wuamett and Luc de Dobbeleer dated 30 April 2021, including each email confirmation sent by the executive director and each non-executive director of the Guarantor in relation to the Corporate Resolution and a written confirmation from Jean Schreurs dated 3 May 2021 in relation to the Notes due 2031 and 2041;

(iv)

a written resolution of its board (bestuur) including a power of attorney granted by it to William Betz, Jennifer Wuamett, Jean Schreurs and Luc de Dobbeleer dated 15 November 2021 in relation to the Notes due 2032, 2042, and 2051; and

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(v)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer dated 18 March 2022, adopted by the managing directors via Boardvantage or via email..

(c)	“Board Certificate” means the certificate relating to the Guarantor dated the date of this opinion attached to this opinion as Annex 2.

(d)	“Trade Register Extract” means the Trade Register extract relating to it provided by the Chamber of Commerce and dated 18 March 2022.

“Issuer” means NXP B.V., with seat in Eindhoven, the Netherlands, Trade Register number 17070622, and in relation to this Company:

(a)	“Corporate Resolution” means each of:

(i)

a written a written resolution of its board (directie) including a power of attorney granted by it to Peter Kelly, Jennifer Wuamett, Jean Schreurs and Luc de Dobbeleer and each member of the board individually, dated 10 June 2019 and a written confirmation from Jean Schreurs dated 30 May 2019 in relation to the Notes due 2026 and 2029;

(ii)

a written a written resolution of its board (directie) including a power of attorney granted by it to Peter Kelly, Jennifer Wuamett, Jean Schreurs and Luc de Dobbeleer and each member of the board individually, dated 28 April 2020 in relation to the Notes due 2025, 2027, and 2030;

(iii)

a written a written resolution of its board (directie) including a power of attorney granted by it to Peter Kelly, Jennifer Wuamett, Jean Schreurs and Luc de Dobbeleer and each member of the board individually, dated 20 April 2021 and a written confirmation from Jean Schreurs dated 3 May 2021 in relation to the Notes due 2031 and 2041;

(iv)

a written a written resolution of its board (directie) including a power of attorney granted by it to William Betz, Jennifer Wuamett, Jean Schreurs and Luc de Dobbeleer and each member of the board individually, dated 11 November 2021 in relation to the Notes due 2032, 2042, and 2051; and

(v)

a written resolution of its board (directie) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer and each member of its management board individually and dated 18 March 2022.

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(b)	“Board Certificate” means the certificate relating to the Issuer dated the date of this opinion attached to this opinion as Annex 3.

(c)	“Trade Register Extract” means the Trade Register extract relating to it provided by the Chamber of Commerce and dated 18 March 2022.

“Power of Attorney” means the power of attorney included in the resolution of the each Company’s management board referred to in the definition of “Corporate Resolution”.

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Part 3 – Exchange Offers Documents

In this opinion:

“Agreements” means each Registration Rights Agreement and each Guarantee.

“Guarantee” means each guarantee by the Guarantor of the New Notes issued pursuant to each Indenture.

“Indenture” means each of:

(a)

the indenture dated 18 June 2019 between the Issuer and the Foreign Issuers as issuer, the Guarantor as guarantor and Deutsche Bank Trust Company Americas as trustee in relation to the Notes and the New Notes due 2026 and 2029;

(b)

the indenture dated 1 May 2020 between the Issuer and the Foreign Issuers as issuer, the Guarantor as guarantor and Deutsche Bank Trust Company Americas as trustee in relation to the Notes and the New Notes due 2025, 2027, and 2030;

(c)

the indenture dated 11 May 2021 between the Issuer and the Foreign Issuers as issuer, the Guarantor as guarantor and Deutsche Bank Trust Company Americas as trustee in relation to the Notes and the New Notes due 2031 and 2041; and

(d)

the indenture dated 30 November 2021 between the Issuer and the Foreign Issuers as issuer, the Guarantor as guarantor and Deutsche Bank Trust Company Americas as trustee in relation to the Notes and the New Notes due 2032, 2042 and 2051.

“Prospectus” means the invitation to exchange the Notes from the Issuer to the holders of the Notes included in the Registration Statement.

“Registration Rights Agreement” means each of:

(a)

the registration rights agreement dated 18 June 2019, entered into between, among others, the Issuer, the Foreign Issuers, the Guarantor and certain representatives of the intial purchasers listed therein, in relation to the Notes and the New Notes due 2026 and 2029;

(b)

the registration rights agreement dated 1 May 2020, entered into between, among others, the Issuer, the Foreign Issuers, the Guarantor and certain representatives of the intial purchasers listed therein, in relation to the Notes and the New Notes due 2025, 2027 and 2030;

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(c)

the registration rights agreement dated 30 November 2021, entered into between, among others, the Issuer, the Foreign Issuers, the Guarantor and certain representatives of the intial purchasers listed therein, in relation to the Notes and the New Notes due 2032, 2042 and 2051; and

(d)

the registration rights agreement dated 11 May 2021, entered into between, among others, the Issuer, the Foreign Issuers, the Guarantor and certain representatives of the intial purchasers listed therein, in relation to the Notes and the New Notes due 2031 and 2041.

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